Exhibit 99.1

Quince Therapeutics Provides Business Update and Reports

Second Quarter 2025 Financial Results

Marks major milestone with completion of enrollment in pivotal Phase 3 NEAT clinical trial evaluating lead asset, eDSP, for the treatment of A-T; topline results expected in first quarter of 2026

Closed financing priced at a premium bringing existing cash position to approximately $35 million; expected to provide runway through Phase 3 topline results and into at least second quarter of 2026

Entered into strategic relationship with Option Care Health to support commercial launch of eDSP in the U.S.

SOUTH SAN FRANCISCO, Calif. – August 11, 2025 – Quince Therapeutics, Inc. (Nasdaq: QNCX), a late-stage biotechnology company dedicated to unlocking the power of a patient’s own biology for the treatment of rare diseases, today provided an update on the company’s development pipeline and reported financial results for the second quarter ended June 30, 2025.

Dirk Thye, M.D., Quince’s Chief Executive Officer and Chief Medical Officer, said, “We achieved many critical milestones over the last quarter that significantly advance our research programs and strengthen our business model. Specifically, we completed enrollment in our pivotal Phase 3 NEAT clinical trial, secured additional financing to extend our operating runway sufficiently beyond topline results, and solidified our commercial development planning through our strategic partnership with Option Care Health. Quince remains confident in our ability to deliver topline results in the first quarter of 2026 and subsequent NDA submission in the second half of 2026, assuming positive study results.”

Pivotal Phase 3 NEAT Clinical Trial

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Quince completed enrollment in its pivotal Phase 3 NEAT (Neurological Effects of eDSP on Subjects with A-T; NCT06193200/IEDAT-04-2022) clinical trial with a total of 105 participants, including 83 participants in the six to nine year-old primary analysis population and 22 participants aged 10 years and older.

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Quince expects to report topline results from its Phase 3 NEAT clinical trial in the first quarter of 2026.

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Concluding the NEAT study with 83 enrolled participants in the six to nine year-old primary analysis population reflects powering of approximately 90% to determine statistical significance of the primary endpoint.

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All 50 NEAT participants to date have elected to transition to the open label extension (OLE) study (NCT06664853/IEDAT-04-2022). Participants who complete the full treatment period, complete study assessments, and provide informed consent are eligible to transition to the OLE study.

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The Phase 3 NEAT clinical trial is being conducted under a Special Protocol Assessment (SPA) agreement with the U.S. Food and Drug Administration (FDA).

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Assuming positive study results, the company plans to submit a New Drug Application (NDA) to the FDA in the second half of 2026.

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Quince was granted FDA Fast Track designation for the company’s eDSP System for the treatment of patients with A-T based on the potential to address a high unmet medical need.

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NEAT is an international, multicenter, randomized, double-blind, placebo-controlled clinical trial to evaluate the neurological effects of Quince’s lead asset, eDSP (dexamethasone sodium phosphate [DSP] encapsulated in autologous red blood cells; previously referred to as EryDex) in patients with A-T.

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Participants are randomized (1:1) between eDSP or placebo and treatment consists of six infusions scheduled once every 21 to 30 days. The primary efficacy endpoint will be measured by the change from baseline to last efficacy visit using the Rescored modified International Cooperative Ataxia Rating Scale (RmICARS) compared to placebo.

Pipeline and Corporate Updates

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Announced a strategic relationship with Option Care Health, Inc. (Nasdaq: OPCH), the nation’s largest independent provider of home and ambulatory infusion services, to support the commercial development and efficient launch of Quince’s lead asset, eDSP in the U.S. The strategic relationship will leverage Option Care’s robust network of specialty pharmacy and ambulatory infusion suites to provide for the administration of eDSP in an effective and efficient way while delivering this innovative treatment to patients with greater geographic flexibility.

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Closed a private placement of common stock and accompanying warrants in June 2025 led by healthcare-focused institutional investor Nantahala Capital with participation from existing Quince stockholders including ADAR1 Capital Management, Legend Capital Partners, and Lagfin S.C.A. new stockholder Second Line Capital, along with members of Quince’s senior management. Priced at a more than a 10% premium to the market price of Quince’s common stock, the financing resulted in approximately $11.5 million in upfront proceeds and potential additional proceeds of up to $10.4 million if the accompanying warrants are exercised in full, before deducting placement agent fees and other private placement expenses.

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Finalized Phase 2 clinical trial study designs to evaluate eDSP for the potential treatment of patients with Duchenne muscular dystrophy (DMD), the company’s second targeted indication for its lead asset, eDSP. Quince plans to prioritize capital efficient study approaches, including potential investigator-initiated trials (IITs), to advance in the evaluation of DMD as a second targeted eDSP indication.

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Initiated Study #3 in the company’s European Union pediatric investigational plan (PIP) – named the Pediatric Encapsulated Dexamethasone Sodium Phosphate (PeD) study – to evaluate the safety and pharmacokinetics of eDSP in younger patients with A-T who weigh between nine and 15 kilograms.

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Participated at the 2025 A-T Clinical Research Conference organized by the A-T Society, a leading A-T patient advocacy group based in the United Kingdom, where key opinion leaders (KOLs) presented post hoc data analyses from the company’s prior Phase 3 ATTeST clinical trial, in addition to Quince management providing an overview of the Phase 3 NEAT clinical trial.

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Appointed Dr. Hassan Abolhassani, Assistant Professor of Clinical Immunology and Research Specialists in the Department of Medical Biochemistry and Biophysics at the Karolinska Institutet in Stockholm, Sweden, to the company’s Scientific Advisory Board (SAB). Dr. Abolhassani becomes the ninth member to join Quince’s SAB, which is comprised of leading experts in A-T, biochemistry, neurology, immunology, genetic, hematology, pharmacology, and clinical practice.

Second Quarter 2025 Financial Results

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Reported cash, cash equivalents, and short-term investments of $34.7 million for the second quarter ended June 30, 2025. Quince expects its existing cash runway to be sufficient to fund the company’s capital efficient development plan through Phase 3 NEAT topline results into the second quarter of 2026. If warrants related to the company’s recent financing are exercised in full for cash, Quince’s cash runway would extend into the second half of 2026.

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Reported research and development (R&D) expenses of $6.6 million for the second quarter ended June 30, 2025. R&D expenses primarily included costs related to ongoing Phase 3 NEAT clinical trial activities and related manufacturing costs.

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Reported general and administrative (G&A) expenses of $3.3 million for the second quarter ended June 30, 2025. G&A expenses primarily included personnel-related and stock-based compensation expenses, commercial planning and new product planning expenses, and other professional administrative costs.

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Reported a net loss of $16.1 million, or a net loss of $0.34 per basic and diluted share, for the second quarter ended June 30, 2025. Weighted average shares outstanding for the year were 46.7 million.

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Reported net cash used in operating activities of $21.0 million for the six months ended June 30, 2025. Cash used in operating activities was primarily due to net loss of $31.1 million for the period, adjusted for $9.9 million of non-cash items, including $4.5 million change in the fair value of warrants, $2.7 million in stock-based compensation, $2.5 million change in the fair value of contingent consideration liabilities, $0.8 million change in the fair value of the European Investment Bank loan and a net decrease in operating assets of $0.5 million, offset by a net increase in accounts payable, and accrued expenses and other current liabilities of $0.3 million.

About Quince Therapeutics

Quince Therapeutics, Inc. (Nasdaq: QNCX) is a late-stage biotechnology company dedicated to unlocking the power of a patient’s own biology for the treatment of rare diseases. For more information on the company and its latest news, visit www.quincetx.com and follow Quince on social media platforms LinkedIn, Facebook, X, and YouTube.

Forward-looking Statements

Statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements contained in this news release may be identified by the use of words such as “believe,” “may,” “should,” “expect,” “anticipate,” “plan,” “believe,” “estimated,” “potential,” “intend,” “will,” “can,” “seek,” or other similar words. Examples of forward-looking statements include, among others, statements relating to the timing, success, and reporting of results of the clinical trials and related data, including expected timing of Phase 3 NEAT topline results and submission of a related NDA; expected cash position and operating runway, including cash potentially receivable upon the exercise of warrants; current and future clinical development of eDSP, including for the potential treatment of Ataxia-Telangiectasia (A-T), Duchenne muscular dystrophy (DMD), and other potential indications; the strategic development path for eDSP, including the anticipated benefits of the strategic partnership with Option Care Health; planned regulatory agency submissions and clinical trials and timeline, prospects, and milestone expectations; and the potential benefits of eDSP and the company’s market opportunity. Forward-looking statements are based on Quince’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described in the section titled “Risk Factors” in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 24, 2025, Quarterly Report on Form 10-Q filed with the SEC on May 13, 2025, and other reports as filed with the SEC. Forward-looking statements contained in this news release are made as of this date, and Quince undertakes no duty to update such information except as required under applicable law.

Media & Investor Contact: Stacy Roughan Quince Therapeutics, Inc. Vice President, Corporate Communications & Investor Relations ir@quincetx.com

QUINCE THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands except share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,826	$6,212
Short-term investments	17,882	34,572
Prepaid expenses and other current assets	2,637	3,252
Total current assets	37,345	44,036
Property and equipment, net	573	315
Operating lease right-of-use assets	507	498
Intangible assets	67,566	60,045
Other assets	11,219	9,584
Total assets	$117,210	$114,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,759	$2,903
Accrued expenses and other current liabilities	5,708	4,375
Total current liabilities	7,467	7,278
Long-term debt	16,989	14,321
Long-term operating lease liabilities	387	394
Long-term contingent consideration	59,147	56,691
Deferred tax liabilities	5,595	4,963
Warrant liabilities	15,144	—
Other long-term liabilities	745	685
Total liabilities	105,474	84,332
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 53,624,180 and 44,001,643 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	53	44
Additional paid in capital	413,078	406,609
Accumulated other comprehensive income (loss)	6,156	(35)
Accumulated deficit	(407,551)	(376,472)
Total stockholders’ equity	11,736	30,146
Total liabilities and stockholders’ equity	$117,210	$114,478

QUINCE THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$6,553	$4,147	$14,698	$7,849
General and administrative	3,342	4,695	8,131	9,666
Goodwill impairment charge	—	17,130	—	17,130
Fair value adjustment for contingent consideration	532	2,220	2,456	4,765
Total operating expenses	10,427	28,192	25,285	39,410
Loss from operations	(10,427)	(28,192)	(25,285)	(39,410)
Fair value adjustment for long-term debt	(501)	(415)	(945)	(803)
Fair value adjustment for warrants	(4,464)	—	(4,464)	—
Warrant issuance costs	(872)	—	(872)	—
Interest income	311	823	717	1,710
Other income (expense), net	(29)	91	(116)	(308)
Net loss before income tax expense	(15,982)	(27,693)	(30,965)	(38,811)
Income tax expense	(67)	(36)	(114)	(67)
Net loss	(16,049)	(27,729)	(31,079)	(38,878)
Other comprehensive loss:
Foreign currency translation adjustments	4,216	(726)	6,261	(1,955)
Unrealized gain (loss) on available-for-sale securities	(17)	(12)	(70)	(5)
Total comprehensive loss	$(11,850)	$(28,467)	$(24,888)	$(40,838)
Net loss per share - basic and diluted	$(0.34)	$(0.64)	$(0.69)	$(0.90)
Weighted average shares of common stock outstanding - basic and diluted	46,686,239	43,096,374	45,314,234	43,053,351